FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 28, 2008

Environment Ecology Holding Company of China

(Exact name of registrant as specified in its charter)

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Florida (State of incorporation)	000-51818 (Commission File Number)	20-4200300 (IRS Employer Identification No.)

391 Hua Yu Lane, Dong Xin Street Xi’an, Shaanxi Province, P.R. China (Address of principal executive offices)

(8629) 8826-5109 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On this Form 8-K Current Report, the registrant, Environment Ecology Holding Company of China, is hereinafter referred to as “Company”, “we”, or “us”.

Item 1.01 Entry into a Material Definitive Agreement

On August 28, 2008, our subsidiary company, Shaanxi Libao Ecology Science and Technology Company, Ltd. (“Libao”), entered an Agreement (“Agreement”) with Shaanxi Jintao Chengji Investment Management Company, Ltd (“Jintao”). Under the Agreement, Jintao shall assign and transfer its rights and obligations in a “Xi’an City Public Restrooms Project” to Libao for a consideration of RMB 30,000,000 Yuan, approximately US $ 4,376,304.

The Xi’an City Public Restrooms Project (“Project”) is a project to invest in, construct, lease out and manage 38 public restrooms within the scope of Xi’an City, Shaanxi Province, China. On January 10, 2003, Jintao entered a contract (“2003 Contract”) with Xi’an Municipal Administrative Commission to acquire the rights to invest in, construct, lease out and manage this Project.

Upon the entry of the Agreement, Libao acquired from Jintao all the rights and obligations that Jintao acquired under the 2003 Contract. Jintao remains liable for any liability and debts related to the Project that were incurred prior to the effective date of the Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2009	Environment Ecology Holding Company of China

/s/ Liu, Sheng Li
Liu, Sheng Li
President